Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K/A Amendment No. 2 (this “Form 8-K”) and, if not defined in this Form 8-K, the Original Report.

Introduction

The unaudited pro forma condensed combined balance sheet as of December 31, 2020 gives pro forma effect to the Business Combination as if it had been consummated as of that date. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had occurred as of January 1, 2020. This information should be read together with Playboy’s audited financial statements for the year ended December 31, 2020 and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Playboy” for the year ended December 31, 2020 included in the Amendment No. 1 and incorporated by reference into this Form 8-K, and MCAC’s audited financial statements for the year ended December 31, 2020 and related notes included in the Form 10-K filed on April 15, 2021 and incorporated by reference into this Form 8-K.

The unaudited pro forma condensed combined balance sheet as of December 31, 2020 has been prepared using the following:

•	Playboy’s audited historical consolidated balance sheet as of December 31, 2020, included in Exhibit 99.1 of Amendment No. 1; and
•	The Company’s audited historical balance sheet as of December 31, 2020, incorporated by reference into this Form 8-K.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using the following:

•	Playboy’s audited historical consolidated statement of operations for the year ended December 31, 2020, included in Exhibit 99.1 of Amendment No. 1; and
•	The Company’s audited historical statement of operations for the year ended December 31, 2020, incorporated by reference into this Form 8-K.

Description of the Transactions

On September 30, 2020, the Company entered into the Merger Agreement with Playboy, MCAC Merger Sub Inc. (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of Mountain Crest Acquisition Corp (“MCAC”), and Dr. Suying Liu, the Chief Executive Officer of MCAC. Pursuant to the Merger Agreement, at the closing of the transactions contemplated thereby, Merger Sub merged with and into Playboy with Playboy surviving the Merger as a wholly owned subsidiary of the Company. In addition, in connection with the consummation of the Business Combination, MCAC was renamed “PLBY Group, Inc.” The Merger closed on February 10, 2021.

Under the Merger Agreement, MCAC agreed to acquire all of the outstanding Playboy shares for approximately $381.3 million in aggregate consideration, comprising (i) 23,920,000 shares of the Company’s common stock, based on a price of $10.00 per share, subject to adjustment as described below (the “Closing Payment Shares”), and (ii) the assumption of no more than $142.1 million of Playboy debt (“Net Debt Target”). The number of Closing Payment Shares issuable were subject to adjustment at a rate of one share of Company common stock for each $10.00 increment that the Net Debt (as defined in the Merger Agreement) was greater than (in which case the number of Closing Payment Shares would be reduced) or less than (in which case the number of Closing Payment Shares would be increased) the Net Debt Target. If net debt was equal to the Net Debt Target, then no adjustment would be made to the number of Closing Payment Shares. Any adjustment to the Closing Payment Shares would be in whole shares of Company common stock and no adjustment would be made for any divergence that was in an increment of $9.99 or less. The total number of Closing Payment Shares was 20,916,812 shares that were issued at Closing, with 2,045,634 shares and 3,560,541 shares reserved for future issuance to Playboy holders of fully vested RSUs and fully-vested (other than the January 31, 2021 option grant to Ben Kohn described under Executive Compensation in the Original Report (the “Pre-Closing Option”)) options, respectively.

In connection with the Merger, MCAC entered into subscription agreements (the “Subscription Agreements”) and registration rights agreements (the “PIPE Registration Rights Agreements”), each dated as of September 30, 2020, with certain institutional and accredited investors, pursuant to which, among other things, MCAC agreed to issue and sell, in a private placement immediately prior to the closing of the Business Combination, an aggregate of 5,000,000 shares of common stock for $10.00 per share (the “PIPE Shares”).

Additionally, in connection with the execution of the Merger Agreement, MCAC, Sunlight Global Investment (“Sponsor”), Dr. Suying Liu and Playboy entered into a stock purchase agreement (the “Insider Stock Purchase Agreement”), pursuant to which Playboy purchased 700,000 shares of common stock (the “Initial Shares”) from Sponsor. Subject to the satisfaction of conditions set forth under the Merger Agreement, MCAC was obligated to transfer the Initial Shares to Playboy upon the Closing or, if the Merger Agreement was terminated, upon the consummation of any other business combination. In the event of a Compliance Failure (as defined in the Merger Agreement) that was not cured, upon Playboy’s request as of the Closing, or in the event the Merger Agreement was terminated, upon the consummation of any other business combination, up to $1,000,000 in Insider Shares held by Dr. Liu were to be transferred to Playboy (the “Balance Shares”). In the event that (i) the Initial Shares and/or Balance Shares were subject to contractual lock-up at the time of transfer, Dr. Liu was obligated to transfer additional Insider Shares to Playboy in accordance with the terms of Section 7.2 of the Merger Agreement, in the event that the per share price of the shares of common stock on the business day immediately prior to such lock-up expiration was lower than the price per share at the time of the Closing or, (ii) if the Merger Agreement was terminated, upon the consummation of any other business combination such that the total aggregate value of the Initial Shares was at least $4,445,000 (or, if the Balance Shares have been issued, at least $5,445,000).

The Playboy options and RSUs that were outstanding as of immediately prior to the closing of the Business Combination (other than the Pre-Closing Option) were accelerated and fully vested. Each outstanding Playboy option was assumed by MCAC and automatically converted into an option to purchase such number of shares of common stock equal to the product of (x) the Merger Consideration and (y) the option holder’s respective percentage of the Merger Consideration set forth in the stockholder allocation schedule, which shall be reserved for future issuance upon the exercise of such assumed options. All RSUs that were then outstanding were terminated and shall be subsequently paid, in settlement, in shares of common stock equal to the product of (x) the Merger Consideration, and (y) the terminated RSU holder’s respective percentage of the Merger Consideration as set forth in the stockholder allocation schedule. Settlement of the RSUs in 2,045,634 shares of the Company shall occur approximately one year from the Closing.

Accounting for the Merger

The Merger will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, MCAC, who was the legal acquirer, will be treated as the “acquired” company for financial reporting purposes and Playboy will be treated as the accounting acquirer. This determination was primarily based on Playboy having a majority of the voting power of the post-combination company, Playboy’s senior management comprising substantially all of the senior management of the post-combination company, the relative size of Playboy compared to MCAC, and Playboy’s operations comprising the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the Merger will be treated as the equivalent of a capital transaction in which Playboy is issuing stock for the net assets of MCAC. The net assets of MCAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger will be those of Playboy.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the post-combination company upon consummation of the Business Combination.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that the post-combination company will experience. Playboy and MCAC did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Included in the shares outstanding and weighted-average shares outstanding as presented in the pro forma combined financial statements are 20,916,812 shares of Company common stock issued to Playboy stockholders at Closing. Refer to Note 3, Net Loss Per Share.

As a result of the Business Combination and immediately following the closing of the Business Combination, stockholders of Playboy owned as of Closing approximately 62% of the outstanding Company common stock, the PIPE Investors owned as of Closing approximately 15% of the outstanding Company common stock, MCAC’s Sponsor, officer, directors and other holders of founder shares owned as of Closing approximately 3% of the Company common stock and the former stockholders of MCAC owned as of Closing approximately 19% of the outstanding Company common stock as of December 31, 2020 (in each case, not giving effect to any shares issuable to them upon exercise of rights or options). As a result, the stockholders of Playboy, as a group, collectively own more shares of Company common stock than any single stockholder following consummation of the Business Combination with no former stockholder of MCAC owning more than 10% of the issued and outstanding capital stock of the Company.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2020
(UNAUDITED)

(in thousands, except share amounts)

	MCAC	Playboy	Pro Forma Adjustments	Note	Pro Forma Combined
Assets
Cash and cash equivalents	$58	$13,430	$58,680	a
			46,844	b
			(4,816)	c
			(90)	f
			(2,800)	g	$111,306
Restricted cash	—	2,130	—		2,130
Receivables, net	—	6,601	—		6,601
Inventories, net	—	11,788	—		11,788
Stock receivable	—	4,445	(4,445)	d	—
Prepaid expenses and other current assets	34	8,822	—		8,856
Total current assets	92	47,216	93,373		140,681
Property and equipment, net	—	5,203	—		5,203
Trademarks and trade name	—	336,655	—		336,655
Goodwill	—	504	—		504
Other intangible assets, net	—	2,377	—		2,377
Cash and marketable securities held in Trust Account	58,680	—	(58,680)	a	—
Contract assets, net of current portion	—	7,159	—		7,159
Other noncurrent assets	—	13,013	(658)	c	12,355
Total assets	$58,772	$412,127	$34,035		$504,934

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$—	$8,678	$(396)	c	$8,282
Accrued salaries, wages, and employee benefits	—	4,870	—		4,870
Deferred revenues, current portion	—	11,159	—		11,159
Long-term debt, current portion	—	4,470	—		4,470
Convertible promissory notes, current portion	—	6,230	(6,230)	g	—
Other current liabilities and accrued expenses	757	18,556	(693)	c	18,620
Total current liabilities	757	53,963	(7,319)		47,401
Deferred revenues, net of current portion	—	43,792	—		43,792
Long-term debt, net of current portion	—	154,230	—		154,230
Deferred tax liabilities, net	—	74,909	—		74,909
Deferred underwriting fees	2,012	—	(2,012)	c	—
Other noncurrent liabilities	—	2,422	—		2,422
Total liabilities	2,769	329,316	(9,331)		322,754

Mezzanine Equity
Common stock subject to possible redemption, 5,002,149 shares at redemption value	51,003	—	(51,003)	e	—
Redeemable noncontrolling interest	—	(208)	—		(208)
Total mezzanine equity	51,003	(208)	(51,003)		(208)

Stockholders’ Equity
Common stock	—	36	1	b
			1	e
			(35)	h	3
Treasury stock	—	(23,453)	(4,445)	d
			23,453	h	(4,445)
Additional paid-in capital	6,062	184,452	46,843	b
			520	c
			51,002	e
			(90)	f
			2,730	g
			(24,480)	h
			2,891	i	269,930
Accumulated deficit	(1,062)	(78,016)	(2,893)	c
			700	g
			1,062	h
			(2,891)	i	(83,100)
Total stockholders’ equity	5,000	83,019	94,369		182,388
Total liabilities and stockholders’ equity	$58,772	$412,127	$34,035		$504,934

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2020

(UNAUDITED)
(in thousands, except share and per share amounts)

	MCAC	Playboy	Pro Forma Adjustments	Note	Pro Forma Combined
Net revenues	$—	$147,662	$—		$147,662

Costs and expenses:
Cost of sales	—	(73,180)	—		(73,180)
Selling and administrative	(1,094)	(59,863)	70	aa
			2,101	bb	(58,786)
Related-party expenses	—	(1,007)	—		(1,007)
Total costs and expenses	(1,094)	(134,050)	2,171		(132,973)
Operating (loss) income	(1,094)	13,612	2,171		14,689

Nonoperating (expense) income:
Investment income	32	30	(32)	cc	30
Interest expense	—	(13,463)	—		(13,463)
Gain from settlement of convertible note	—	1,454	(1,454)	dd	—
Other, net	—	168	—		168
Total nonoperating expense	32	(11,811)	(1,486)		(13,265)
(Loss) income before income taxes	(1,062)	1,801	685		1,424
Provision for income taxes	—	(7,072)	—		(7,072)
Net loss	(1,062)	(5,271)	685		(5,648)
Net (loss) income attributable to redeemable noncontrolling interest	—	—	—		—
Net loss attributable to Playboy	$(1,062)	$(5,271)	$685		$(5,648)

Net loss per share, basic and diluted	$(0.56)	$(1.33)			$(0.16)
Weighted-average shares used in computing loss per share, basic and diluted	1,912,761	3,961,996			35,606,614

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

a)	Reflects the release of cash invested in cash and marketable securities held in the Trust Account.

b)	Reflects the proceeds received from the PIPE investment with the corresponding issuance of 5,000,000 shares of common stock of the Company at $10.00 per share, net of issuance costs.

c)	Reflects the payment of fees and expenses related to the Business Combination, including the deferred underwriting fee of $2.0 million and legal, financial advisory, accounting and other professional fees, and the issuance of 200,000 shares of the Company’s common stock to its advisors. The direct, incremental costs of the Business Combination incurred by Playboy related to the legal, financial advisory, accounting and other professional fees of $1.5 million have been recorded as a reduction of additional paid-in capital. As of December 31, 2020, Playboy had capitalized $0.7 million of such costs in “other noncurrent assets” of which $0.4 million were unpaid. The direct, incremental costs of the Business Combination incurred by MCAC related to the legal, financial advisory, accounting and other professional fees incurred subsequent to December 31, 2020 of $2.9 million are reflected as an adjustment to accumulated deficit and are not shown as an adjustment to the pro forma condensed combined statement of operations since they are nonrecurring charges resulting directly from the Business Combination.

d)	Reflects the cash payment by Playboy to purchase 700,000 shares of the Company at $6.35 per share from the Sponsor. These shares are recorded as treasury stock in the Combined Company after the Merger as they are held by Playboy.

e)	Reflects the reclassification of the Company’s public shares, subject to possible redemption, from mezzanine equity to permanent equity, assuming no redemptions.

f)	Reflects the redemption of 8,824 of the Company’s public shares for $90,000.

g)	Reflects the conversion of Playboy’s outstanding convertible note with CAA Brand Management, LLC into common stock upon the closing of the Merger and settlement of the outstanding notes with United Talent Agency, LLC for $2.8 million in aggregate, resulting in a gain on extinguishment of $0.7 million.

h)	Reflects the recapitalization of Playboy through (i) the contribution of all the share capital in Playboy to MCAC in the amount of $35,000, (ii) the issuance of 20,916,812 shares of common stock, (iii) the elimination of the historical retained earnings of MCAC, the legal acquirer, in the amount of $1.1 million, and (iv) the elimination of previously held treasury stock by Playboy of $23.5 million.

i)	Reflects stock-based compensation expense from the acceleration of vesting of Playboy unvested options and RSUs.

2. Notes and Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

aa)	Reflects an adjustment to eliminate administrative fees paid to the Sponsor.

bb)	Reflects an adjustment to eliminate transaction costs incurred by Playboy and MCAC.

cc)	Reflects an adjustment to eliminate interest income on marketable securities held in the Trust Account as of the beginning of the period.

dd)	Reflects an adjustment to eliminate the gain on settlement of convertible note.

3. Net Loss Per Share

The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the Business Combination had occurred on January 1, 2020. Therefore, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed in the Business Combination for the entire period.

The following presents the calculation of basic and diluted weighted average common shares outstanding. The computation of diluted loss per share excludes the effect of 3,560,541 options and rights to purchase 379,486 shares of common stock because the inclusion of these securities would be anti-dilutive.

Pro Forma Combined
Weighted average shares calculation, basic and diluted
MCAC public shares	5,740,976
MCAC public rights shares	574,978
MCAC private placement shares	355,241
MCAC private placement rights shares	35,523
MCAC Sponsor shares	737,450
MCAC shares issued to PIPE investors	5,000,000
MCAC shares issued to advisors	200,000
MCAC shares issued in the Merger	20,916,812
Shares to be issued from one year from Merger closing	2,045,634
Weighted average shares outstanding	35,606,614
Percent of shares owned by Playboy	62%
Percent of shares owned by PIPE investors	15%
Percent of shares owned by MCAC	23%